FXCM Inc. Announces Fourth Quarter 2011 and Full Year 2011 Results

Releases February 2012 Operating Metrics

Fourth Quarter Highlights:

•	2011 fourth quarter US GAAP revenues of $108.8 million, up 13% versus the same period in 2010
•	Adjusted Pro Forma EBITDA of $26.4 million, down 18% versus the same period in 2010
•	Adjusted Pro Forma net income of $20.7 million, up 14% versus the same period in 2010
•	Adjusted Pro Forma fully diluted earnings per share of $0.28, up 17% versus the same period in 2010
•	Fourth quarter US GAAP net income of $3.2 million(1)
•	Fourth quarter US GAAP fully diluted earnings per share of $0.21(1)
•	Customer equity of $1,047 million, up 63% from same period in 2010
•	Active accounts of 163,094, up 20% from the same period in 2010
•	Completed acquisition of Foreland, a Japanese FX broker

Full-Year Highlights:

•	Full year revenues under US GAAP of $415.9 million, up 15% compared to 2010
•	Adjusted Pro Forma EBITDA of $111.9 million, down 7% compared to 2010
•	Adjusted Pro Forma net income of $67.2 million, down 4% compared to 2010
•	Adjusted Pro Forma fully diluted earnings per share of $0.90, down 2% compared to 2010
•	2011 US GAAP net income of $12.7 million(1)
•	2011 US GAAP fully diluted earnings per share of $0.77(1)

•	Declared a quarterly dividend of $0.06 per share of Class A common stock

NEW YORK, NY – March 14, 2012 – FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended December 31, 2011, revenues under US GAAP of $108.8 million, compared to $96.1 million for the quarter ended December 31, 2010, an increase of 13%. Adjusted Pro Forma EBITDA for the fourth quarter 2011 was $26.4 million, compared to $32.3 million for the fourth quarter 2010, a decrease of 18%. Adjusted Pro Forma Net Income was $20.7 million for the fourth quarter 2011, compared to $18.1 million, an increase of 14%. Adjusted Pro Forma fully diluted earnings per share for the fourth quarter 2011 of $0.28 on a fully exchanged, fully diluted basis, compared to $0.24 per share for the fourth quarter 2010, an increase of 17%. U.S. GAAP net income for the fourth quarter 2011 was $3.2 million, or $0.21 cents per fully diluted Class A share.

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC units into FXCM Inc. Class A shares, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate certain non-recurring charges and equity based compensation expense.

For the year ended December 31, 2011, revenues under US GAAP increased 15% to $415.9 million, compared to $360.3 million for the corresponding period in 2010. Adjusted Pro Forma EBITDA for the year was $111.9 million, compared to $120.5 million, for the corresponding period in 2010, a decrease of 7%. Adjusted Pro Forma Net Income was $67.2 million, or $0.90 per share on a fully exchanged, fully diluted basis, compared to $69.6 million, or $0.92 per share, for the corresponding period in 2010, a decrease of 4%. U.S. GAAP net income for the year ended December 31, 2011 was $12.7 million, or $0.77 cents per fully diluted Class A share.

In addition, FXCM Inc. today announced certain key operating metrics for February 2012 for its retail and institutional foreign exchange business. Monthly activities included:

February 2012 Operating Metrics

Retail Trading Metrics

•	Retail customer trading volume(2) of $347 billion in February 2012, 17% higher than January 2012 and 39% higher than February 2011.
•	Average retail customer trading volume per day of $16.5 billion in February 2012, 22% higher than January 2012 and 32% higher than February 2011.
•	An average of 396,979 retail client trades per day in February 2012, 15% higher than January 2012 and 34% higher than February 2011.
•	Tradeable accounts(3) of 197,766 as of February 29, 2012, an increase of 1,056 or 1% from January 2012, and an increase of 57,146 or 41% from February 2011.

Institutional Trading Metrics

•	Institutional customer trading volume(2) of $127 billion in February 2012, 16% higher than January 2012 and 106% higher than February 2011.
•	Average institutional trading volume per day of $6.1 billion in February 2012, 22% higher than January 2012 and 96% higher than February 2011.
•	An average of 29,534 institutional client trades per day in February 2012, 38% higher than January 2012 and 403% higher than February 2011.

“2011 was a strong year for FXCM. We grew our active retail account base by 20% to 163,094 accounts, increased retail customer trading volume by 19% to a record $3.8 trillion, increased institutional customer trading volume by 56% to a record $1.2 trillion and closed two acquisitions in Japan, considerably increasing our position in that region, the world’s largest retail FX market,” said Drew Niv, Chief Executive Officer.

“We are also pleased with February’s metrics. February average daily volume of $16.5 billion in our retail business was the third highest in FXCM history - helped by our Japanese business and solid levels of client profitability in the month.”

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website, www.fxcm.com.

(1)	On December 7, 2010, FXCM Inc. completed an IPO. Prior to the IPO, FXCM Inc. had not engaged in any business or other activities except in connection with its formation and the IPO. Net income and fully diluted earnings per share attributable to FXCM Inc. under US GAAP for the full year and fourth quarter 2010 are not presented for comparison as they reflect only the period from December 7, 2010 to December 31, 2010.

(2)	Volume that FXCM customers traded in period is translated into US dollars.

(3)	A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM’s trading policies.

Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Adjusted Pro Forma (thousands except per share amounts)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Total Revenues	$105,474	$96,127	10%	$412,593	$360,277	15%
Referring broker fees	20,579	19,685	5%	92,832	81,365	14%
Compensation and benefits	23,681	17,026	39%	85,817	69,349	24%
Other expenses	34,823	27,145	28%	122,077	89,101	37%
EBITDA	26,391	32,271	-18%	111,867	120,462	-7%
Depreciation and amortization	5,852	4,014	46%	20,053	9,306	115%
Income before income taxes	20,539	28,257	-27%	91,814	111,156	-17%
Income tax provision	(161)	10,117	-102%	24,660	41,507	-41%
Net Income	20,700	18,140	14%	67,154	69,649	-4%
Net income attributable to non-controlling interest	-	-	-	-	-	-
Net Income Attributable to FXCM Inc.	$20,700	$18,140	14%	$67,154	$69,649	-4%
Pro forma fully exchanged, fully diluted shares outstanding	73,272	75,300	-3%	74,548	75,300	-1%
Earnings Per Share	$0.28	$0.24	17%	$0.90	$0.92	-2%

	Unaudited U.S. GAAP (thousands except per share amounts)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Total Revenues	$108,788	$96,127	13%	$415,907	$360,277	15%
Referring broker fees	20,579	19,685	5%	92,832	81,365	14%
Compensation and benefits	26,424	23,872	11%	95,086	76,195	25%
Other expenses	34,823	27,145	28%	138,339	89,101	55%
EBITDA	26,962	25,425	6%	89,650	113,616	-21%
Depreciation and amortization	5,852	4,014	46%	20,053	9,306	115%
Income before income taxes	21,110	21,411	-1%	69,597	104,310	-33%
Income tax provision	61	632	-90%	10,816	4,149	161%
Net Income	21,049	20,779	1%	58,781	100,161	-41%
Net income attributable to non-controlling interest	17,822	20,633	-14%	46,045	100,015	-54%
Net Income Attributable to FXCM Inc.	$3,227	$146		$12,736	$-
Net Income (in thousands)	$3,227			$12,736
Net Income per Class A Share
Basic and Diluted	$0.21			$0.77
Average Class A shares outstanding	15,291			16,567

Selected Operating Metrics

	(Unaudited)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	% Change	2011	2010	% Change

Total retail trading volume ($ in billions)	$972	$836	16%	$3,775	$3,178	19%

Total institutional trading volume ($ in billions)	$429	$190	126%	$1,171	$751	56%

Total active accounts	163,094	136,427	20%	163,094	136,427	20%

Trading days in period	65	66		260	260

Daily average trades	423,413	317,658	33%	381,030	315,210	21%

Daily average trades per active account	2.7	2.3	17%	2.5	2.5	0%

Retail trading revenue per million traded	$98	$100	-2%	$96	$100	-4%

Total customer equity ($ in millions)	$1,047.0	$641.2	63%	$1,047.0	$641.2	63%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per fully diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures and for reconciliations of such measure to the most directly comparable measures calculated in accordance with GAAP.

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on April 30, 2012 to Class A stockholders of record at the close of business on April 19, 2012.

Conference Call

As previously announced, FXCM Inc. will host a conference call to discuss its results at 8:15 a.m. (EST) today. This conference call will be available to domestic participants by dialing 800-291-5365 and 617-614-3922 for international participants. The conference ID number is 64410473.

A live, audio webcast, a copy of FXCM's earnings release, and a presentation and replay of this conference call will also be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,”“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers Contract for Difference (“CFD”) products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

For Media:
Jaclyn Sales, 646-432-2463
Vice-President, Corporate Communications
jsales@fxcm.com

or

For Investors:
Thomas Porac, 646-432-2986
Vice-President, Investor Relations
investorrelations@fxcm.com

ANNEX I

FXCM Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues
Retail trading revenues	$95,540	$83,865	$363,774	$318,472
Institutional trading revenues	7,088	7,054	28,908	27,833
Interest Income	807	880	3,644	2,373
Other Income	5,353	4,328	19,581	11,599
Total revenues	108,788	96,127	415,907	360,277
Expenses
Referring broker fees	20,579	19,685	92,832	81,365
Compensation and benefits	26,424	23,872	95,086	76,195
Advertising and marketing	10,522	6,873	34,897	23,788
Communication and technology	8,310	7,948	31,869	27,120
General and administrative	15,888	12,285	71,244	38,077
Depreciation and amortization	5,852	4,014	20,053	9,306
Interest expense	103	39	329	116
Total expenses	87,678	74,716	346,310	255,967
Income before income taxes	21,110	21,411	69,597	104,310
Income tax provision	61	632	10,816	4,149
Net income	21,049	20,779	58,781	100,161
Net income attributable to non-controlling interest	17,822	20,633	46,045	100,015
Net income attributable to FXCM, Inc.	$3,227	$146	$12,736	$146
Net Income (in thousands)	$3,227	$146	$12,736
Net Income per Class A Share
Basic and Diluted	$0.21	$0.01	$0.77
Average Class A shares outstanding	15,291	17,319	16,567

A-1

FXCM Inc.

Consolidated Statements of Financial Condition

As of December 30, 2011 and December 31, 2010

(Amounts in thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2011	2010

Assets

Current assets
Cash and cash equivalents	$184,721	$193,330
Cash and cash equivalents, held for customers	1,046,983	641,152
Due from brokers	1,311	125
Accounts receivable, net	17,004	18,324
Deferred tax asset	6,982	7,625
Tax receivable	2,016	1,643
Total current assets	1,259,017	862,199

Deferred tax asset	88,556	90,107
Office, communication and computer equipment, net	39,686	18,709
Intangible assets and goodwill, net	80,656	64,409
Other assets	19,218	12,369
Total assets	$1,487,133	$1,047,793

Liabilities and Equity

Current liabilities
Customer account liabilities	$1,046,983	$641,152
Accounts payable and accrued expenses	56,723	37,470
Due to brokers	13,495	13,314
Deferred tax liability - current	2,241	1,844
Due to related parties - pursuant to tax receivable agreement	3,575	3,817
Deferred revenue	-	6,000
Total current liabilities	1,123,017	703,597

Deferred tax liability	7,044	5,770
Due to related parties - pursuant to tax receivable agreement	63,639	70,419
Total liabilities	1,193,700	779,786

Commitments and Contingencies

Stockholders' equity
Class A common stock, par value $0.01 per share;
3,000,000,000 shares authorized, 14,899,391 and 17,319,000 shares issued
and outstanding as of December 31, 2011, and December 31, 2010, respectively	149	173
Class B common stock, par value $0.01 per share;
1,000,000 shares authorized, 100 shares issued
and outstanding as of December 31, 2011, and December 31, 2010, respectively	1	1
Additional paid-in-capital	86,152	101,848
Retained earnings	8,977	146
Accumulated other comprehensive income	142	52
Total stockholders' equity, FXCM Inc.	95,421	102,220
Non-controlling interest	198,012	165,787
Total stockholders' equity	293,433	268,007
Total liabilities and stockholders' equity	$1,487,133	$1,047,793

See accompanying notes to the consolidated financial statements

A-2

Adjusted Pro Forma Results

Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.	Stock Based Compensation Expense. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation. The Company’s management believes it is useful to provide the effects of eliminating these expenses.

3.	Income Taxes. Prior to the initial public offering FXCM was organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates and the deferred tax assets related to tax benefits for equity-based compensation awards are realized when the stock options are exercised. This assumption is consistent with the assumption that all of FXCM Holdings’ units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

4.	Regulatory Reserve. During the twelve months ended December 31, 2011, the Company incurred costs of $16.3 million regarding a settlement with the NFA and the CFTC relating to trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings LLC, certain founding members of FXCM Holdings agreed to reimburse the cost of these matters, up to $16.3 million and additional capital in this amount was provided by the respective founding members. Consequently there was no impact to FXCM Inc.'s net income for the three months and year ended December 31, 2011 as the expense was allocated to the respective members for such expenses as permitted under terms of Holdings’ LLC agreement. The Company believes it is useful to provide the effects of eliminating these expenses.

A-3

FXCM Inc.

Adjusted Pro Forma Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited )

	Three Months Ended December 31,
	2011					2010
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues
Retail trading revenues	$95,540	-		$95,540		$83,865	-		$83,865
Institutional trading revenues	7,088	-		7,088		7,054	-		7,054
Interest income	807	-		807		880	-		880
Other income	5,353	(3,314	)(1)	2,039		4,328	-		4,328
Total revenues	108,788	(3,314)		105,474		96,127	-		96,127
Expenses
Referring broker fees	20,579	-		20,579		19,685	-		19,685
Compensation and benefits	26,424	(2,743	)(2)	23,681		23,872	(6,846	)(2)	17,026
Advertising and marketing	10,522	-		10,522		6,873	-		6,873
Communication and technology	8,310	-		8,310		7,948	-		7,948
General and administrative	15,888	-		15,888		12,285	-		12,285
Depreciation and amortization	5,852	-		5,852		4,014	-		4,014
Interest expense	103	-		103		39	-		39
Total expenses	87,678	(2,743)		84,935		74,716	(6,846)		67,870
Income before income taxes	21,110	(571)		20,539		21,411	6,846		28,257
Income tax provision	61	(222	)(3)	(161)		632	9,485	(3)	10,117
Net income	21,049	(349)		20,700		20,779	(2,639)		18,140
Net income attributable to non-controlling interest	17,822	(17,822	)(4)	-		20,633	(20,633	)(4)
Net income attributable to FXCM Inc.	$3,227	$17,473		$20,700		$146	$17,994		$18,140

Pro Forma fully exchanged, fully diluted shares outstanding				73,272	(5)				75,300	(5)

Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.28					$0.24

(1)	Represents the elimination of an amount related to the remeasurement of due to members pursuant to our tax receivable agreement. This non-recurring income is attributable to the change in our U.S. federal tax rate.
(2)	Represents the elimination of equity-based compensation associated with the IPO.
(3)	Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 34.6% and 35.8% for the three months ended December 31, 2011 and 2010, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.
(4)	Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.
(5)	Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

A-4

FXCM Inc.

Adjusted Pro Forma Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited )

	Year Ended December 31,
	2011					2010
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues
Retail trading revenues	$363,774	-		$363,774		$318,472	-		$318,472
Institutional trading revenues	28,908	-		28,908		27,833	-		27,833
Interest income	3,644	-		3,644		2,373	-		2,373
Other income	19,581	(3,314	)(1)	16,267		11,599	-		11,599
Total revenues	415,907	(3,314)		412,593		360,277	-		360,277
Expenses
Referring broker fees	92,832	-		92,832		81,365	-		81,365
Compensation and benefits	95,086	(9,269	)(2)	85,817		76,195	(6,846	)(2)	69,349
Advertising and marketing	34,897	-		34,897		23,788	-		23,788
Communication and technology	31,869	-		31,869		27,120	-		27,120
General and administrative	71,244	(16,262	)(3)	54,982		38,077	-		38,077
Depreciation and amortization	20,053	-		20,053		9,306	-		9,306
Interest expense	329	-		329		116	-		116
Total expenses	346,310	(25,531)		320,779		255,967	(6,846)		249,121
Income before income taxes	69,597	22,217		91,814		104,310	6,846		111,156
Income tax provision	10,816	13,844	(4)	24,660		4,149	37,358	(4)	41,507
Net income	58,781	8,373		67,154		100,161	(30,512)		69,649
Net income attributable to non-controlling interest	46,045	(46,045	)(5)	-		100,015	(100,015	)(5)	-
Net income attributable to FXCM Inc.	$12,736	$54,418		$67,154		$146	$69,503		$69,649

Pro Forma fully exchanged, fully diluted shares outstanding				74,548	(6)				75,300	(6)

Adjusted Pro Forma net income per fully exchanged, fully diluted shares outstanding				$0.90					$0.92

(1)	Represents the elimination of an amount related to the remeasurement of due to members pursuant to our tax receivable agreement. This non-recurring income is attributable to the change in our U.S. federal tax rate.
(2)	Represents the elimination of equity-based compensation associated with the IPO and onetime charges in 2010 relating to certain arrangements with a former employee and our CFO as a result of the IPO.
(3)	Represents an adjustment to reflect costs relating to settlements with the NFA and the CFTC regarding trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings, certain founding members of FXCM Holdings agreed to reimburse the cost of these matters, up to $16.3 million. Consequently, there was no impact to FXCM Inc.'s net income for year ended December 31, 2011 as the entire expense was allocated to such founding members. $16.3 million of additional capital was provided by the respective founding members.
(4)	Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 26.8% and 37.3% for the years ended December 31, 2011 and 2010, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.
(5)	Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.
(6)	Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.
A-5

FXCM Inc.

Reconciliation of EBITDA to Net Income

(In thousands)

(Unaudited )

	Three Months Ended December 31,				Twelve Months Ended December 31,2011
	Adjusted Pro Forma		U.S. GAAP		Adjusted Pro Forma		U.S. GAAP
	2011	2010	2011	2010	2011	2010	2011	2010

Net income attributable to FXCM Inc.	$20,700	$18,140	$3,227	$146	$67,154	$69,649	$12,736	$146
Net income attributable to noncontrolling interest	-	-	17,822	20,633	-	-	46,045	100,015
Provision for income taxes	(161)	10,117	61	632	24,660	41,507	10,816	4,149
Depreciation and amortization	5,852	4,014	5,852	4,014	20,053	9,306	20,053	9,306
EBITDA	$26,391	$32,271	$26,962	$25,425	$111,867	$120,462	$89,650	$113,616

A-6